SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------



                                    Form 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  June 30, 1999
                  --------------------------------------------
                                (Date of Report)



                                   ITRON, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Washington                     0-22418                   911011792
-----------------------------  -------------------------- ----------------------
(State or Other Jurisdiction        (Commission File No.)     (IRS Employer
       of Incorporation)                                     Identification No.)

                    2818 N. Sullivan Road, Spokane, WA 99216
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (509) 924-9900
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5: Other Information



The Company has a contract ("Contract") with Virginia Power dated July 24, 1997, in which Virginia Power purchased a Fixed Network AMR system from Itron. The Company recently received notice from Virginia Power that is has met the deliverables and system functionality requirements for the system and as a result, has received final systems acceptance. To date, the Company has recognized revenues of approximately $40 million on this Contract. The system at Virginia Power is being used to provide advanced meter reading services for approximately 430,000 meters in areas in Richmond, Northern Virginia and Norfolk.



In 1998, the Virginia General Assembly passed a law mandating retail electric competition be fully implemented in Virginia by January 1, 2004. In connection with the transition into a deregulated market, Virginia Power and the Virginia State Corporation Commission agreed to a rate settlement that will reduce Virginia Power's rates by $700 million and requires Virginia Power to write off $220 million of their regulatory assets. Virginia Power has informed Itron that in light of the rate settlement it has undertaken an aggressive program to significantly reduce its purchasing and supply costs. As a significant vendor to Virginia Power, the Company is being impacted by this cost reduction initiative.



The Company recently agreed to amend its Contract with Virginia Power. The key change in the Contract relates to the outage detection functionality provided by the Fixed Network system. While all of the hardware necessary for outage detection capability is in place in the system, additional software development work would need to be performed by both the Company and Virginia Power in order for the outage detection information to be useful. The Contract has been amended to eliminate outage detection functionality at this time.



The Contract amendment provides for a reduction in the total payment that the Company is to receive for the system from Virginia Power of $4.2 million. The Company expects to record the financial impact of the Contract reduction as a $4.2 million charge to operations in the second quarter. The after-tax impact of this charge on earnings is expected to be approximately 16 cents per share.

The Company believes that Virginia Power is an important customer and that it has the potential to do considerable business with Virginia Power in the future. Virginia Power and Consolidated Natural Gas are in the process of a merger, which will result in the formation of the nation's fourth largest electric and natural gas utility, serving nearly 4 million retail customers in five states.



Certain Forward Looking Statements

When used in this discussion, the words "expects", "believes", and similar expressions are intended to identify forward-looking statements. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Such risks and uncertainties include, among others, whether Virginia Power will order any future products or services from the Company. For a more complete description of these and other risks, see the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and Form 10-Q for the quarter ended March 31, 1999.